UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 18, 2011

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On August 18, 2011, Arch Capital Group Ltd. (“ACGL”) and its subsidiaries Arch Reinsurance Ltd. (“ARL”), Arch Reinsurance Company (“ARC”), Arch Reinsurance Europe Underwriting Limited, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company and Arch Insurance Company (Europe) Limited (such subsidiaries are referred to as “Designated Subsidiary Borrowers” and, together with ACGL, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A., as Fronting Bank, L/C Administrator and Syndication Agent, Citibank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers.  Under the terms of the Credit Agreement, up to $500 million of secured letters of credit may be issued to the Designated Subsidiary Borrowers.  An unsecured revolving loan and unsecured letters of credit are available to ACGL, and unsecured letters of credit are available for up to $100 million to each of ARL and ARC, with the aggregate of loans and unsecured letters of credit not to exceed $300 million.

Revolving loans will be made at a variable rate based on LIBOR or an alternative base rate at the choice of ACGL.  The Credit Agreement contains customary covenants which limit our ability to dispose of material assets, consolidate or merge, pay dividends, or incur liens or indebtedness under certain circumstances.  Most of these restrictions are subject to minimum thresholds and exceptions.  The Credit Agreement also contains affirmative covenants, including maintaining certain financial strength ratings, and financial covenants based on tangible net worth and maximum leverage.  In addition, the Credit Agreement provides that the obligations of the Borrowers may be accelerated upon the occurrence and continuation of certain events of default.  Such events include (subject in some instances to materiality thresholds and grace periods) payment defaults, covenant defaults, material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, change of control, cross-defaults under other agreements, loss of insurance licenses, ERISA events and judgments.

Also on August 18, 2011, ACGL terminated the Second Amended and Restated Credit Agreement (as amended) dated as of August 30, 2006, by and among ACGL, Arch Capital Group (U.S.) Inc. and certain designated subsidiary borrowers of ACGL, Barclays Bank plc, The Bank of New York, Calyon, New York Branch, Citibank, N.A., ING Bank N.V., London Branch, Lloyds TSB Bank plc and Wachovia Bank, N.A., as documentation agents, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.

The Credit Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 1.02             Termination of a Material Definitive Agreement

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 9.01             Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1

Credit Agreement, by and among Arch Capital Group Ltd. and its subsidiaries Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Reinsurance Europe Underwriting Limited, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company and Arch Insurance Company (Europe) Limited, Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A., as Fronting Bank, L/C Administrator and Syndication Agent, Citibank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: August 22, 2011	By:	/s/ John C.R. Hele
		Name:	John C.R. Hele
		Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1

Credit Agreement, by and among Arch Capital Group Ltd. and its subsidiaries Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Reinsurance Europe Underwriting Limited, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company and Arch Insurance Company (Europe) Limited, Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A., as Fronting Bank, L/C Administrator and Syndication Agent, Citibank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers